UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES AND EXCHANGE ACT OF 1934

                                  April 3, 1998
                                (Date of report)




                             HomeSide Lending, Inc.
             (Exact name of registrant as specified in its charter)


        Florida                     1-12979                      59-2725415
(State or other jurisdiction   (Commission file number)      (I.R.S. Employer
       of incorporation)                                    Identification No.)



                   7301 Baymeadows Way, Jacksonville, FL 32256
               (Address of principal executive offices) (Zip Code)

                                 (904) 281-3000
              (Registrant's telephone number, including area code)

Item 5.  Other Events

         On April 1, 1998, HomeSide Lending, Inc., an indirect wholly-owned subsidiary of National Australia Bank, entered into an agreement with Banc One Mortgage Corporation to acquire the mortgage servicing assets of Banc One Mortgage Corporation. HomeSide Lending and Banc One Mortgage have also entered into a Preferred Partner agreement, whereby Banc One Mortgage will sell a significant portion of its residential mortgage loans to HomeSide Lending over the next five years. The total purchase consideration is $201 million. The transaction is subject to regulatory approvals and is expected to close late in the second quarter of 1998. For more information see the joint press release filed herewith as Exhibit 99.1.


Item 7.  Financial Statements and Exhibits

         (c)   Exhibits

              Exhibit 99.1 - Joint press release issued April 1, 1998




                                   Signatures


Pursuant to the requirements of the securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  HomeSide Lending, Inc.
                                  (Registrant)


Date:  April 3, 1998             By:/s/Kevin D. Race
                                    Kevin D. Race
                                    Vice President, Chief Financial Officer
                                    and Treasurer (Principal Financial
                                    and Accounting Officer)

                              Exhibit 99.1


              NATIONAL AUSTRALIA BANK/ HOMESIDE ANNOUNCE STRATEGIC
                             ALLIANCE WITH BANC ONE

April 1, 1998 - The National Australia Bank (ASX:NAB) and BANC ONE CORPORATION (NYSE:ONE) announced today that HomeSide Lending, the National's international mortgage subsidiary, and Banc One Mortgage Corporation have entered into a strategic alliance. Under a Preferred Partner arrangement, Banc One Mortgage will sell a significant portion of its residential mortgage loans to HomeSide over the next five years. Banc One Mortgage will continue to originate, underwrite and close mortgage loans through its current distribution systems.

Hugh R. Harris, President and Chief Operating Officer of HomeSide Lending, said, "The Banc One Mortgage Corporation arrangement furthers HomeSide's goal of pursuing growth opportunities through strategic alliances. The partnership allows HomeSide to continue to leverage its core competencies as well as increase HomeSide's production in the Midwest and Southwest - areas where HomeSide has wanted to grow."

HomeSide  and BANC ONE have also  signed a  definitive  agreement  for  HomeSide
Lending to acquire the mortgage servicing assets of Banc One Mortgage Corporation. BANC ONE will retain the right to cross-sell banking products to its customers.

The transaction is subject to regulatory approvals and is expected to close late in the second quarter of 1998.

Donald K. Erling, President and Chief Executive Officer of Banc One Mortgage Corporation, said, "This is a mutually beneficial partnership allowing us to focus on our origination strategies. The alliance preserves our commitment to excellent customer service, while maintaining BANC ONE's ability to cross-sell banking products to mortgage customers, an area of opportunity and focus for the organization."


"HomeSide's   strategy  of  obtaining   production  through  variable  cost
origination channels is supported by its new owner, National Australia Bank," said Joe K. Pickett, HomeSide's Chairman and Chief Executive Officer. "We think that we will continue to see banks move toward outsourcing their servicing activities. And, from our many years of experience working with banks, we believe HomeSide is well positioned to become a partner with them."

After completion of the transaction, HomeSide will rank as the fourth largest mortgage producer and sixth largest mortgage servicing company in the United States. In 1997, Banc One Mortgage originated US$3 billion. HomeSide's production volume was approximately US$21.8 billion during the same time period. The asset purchase will provide HomeSide with the servicing and sub-servicing rights to approximately US$18 billion in mortgage loans representing 266,100 loans, adding scale to HomeSide's existing servicing portfolio of approximately
1.2 million loans. The result will be a US servicing portfolio of approximately US$117 billion.

According to Don Argus, National Australia Bank's Chief Executive Officer, "HomeSide, as a product specialist with a strong position in its market, is uniquely positioned to benefit from the consolidation of the US mortgage industry. We are pleased that a bank with the strength and quality of BANC ONE has chosen HomeSide as a strategic partner for such a key relationship product as mortgages."

The Preferred Partner Agreement and servicing assets purchase are expected to add approximately US$7 million per annum to HomeSide's, and National Australia Bank's, net profit after tax. The purchase consideration is US$201 million, and the transaction is not expected to have a material impact on the National's capital ratios.

National Australia Bank, headquartered in Melbourne Australia, is an international financial services company with the aim of providing a comprehensive and integrated range of financial services to its customers in its core markets of Australia, New Zealand, the United Kingdom, Ireland, the United States and Asia. With assets totaling approximately US$149 (A$229) billion, the National operates approximately 2,350 branches throughout the world. Further information is available on the Internet, www.national.com.au.

BANC ONE CORPORATION had managed total assets of US$147.0 billion, total assets of US$115.0 billion and common equity of US$10.2 billion at December 31, 1997. BANC ONE operates more than 1,300 banking centers in 12 states. BANC ONE also owns several additional corporations that engage in a full range of financial services. Information about BANC ONE's financial results and its products and services can be accessed on the Internet at: http://www.bankone.com; through InvestQuest at http://www.investquest.com; or through Fax-on-demand at: (1-614) 844-3860.

HomeSide Lending, Inc. is an international mortgage company and one of the largest full service residential mortgage companies in the United States. Headquartered in Jacksonville, Florida, HomeSide services the mortgage loans of over one million homeowners. Additional information about HomeSide is available on its Internet Web site, www.homeloan.com.

This press release contains forward-looking statements which are subject to risks and uncertainties that could cause actual results to vary materially from those anticipated. Such risks and uncertainties include HomeSide's ability to grow which depends on its ability to obtain additional financing in the future for originating loans, investment in servicing rights, working capital, capital expenditure, and general corporate purposes. Economic downturns may negatively affect HomeSide's profitability because the frequency of loan defaults tends to increase in such environments. In addition, changes in interest rates may affect the volume of loan originations and acquisitions, the interest rate spread on loans held for sale, the amount of gain or loss on the sale of loans and the value of HomeSide's servicing portfolio. These risks and uncertainties are more fully detailed in HomeSide's filings with the Securities and Exchange Commission.